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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 1, 2004

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31923	86-0226984

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona		85027

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(623) 445-9500

None

(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     On June 1, 2004, the Registrant issued a press release announcing that certain members of its executive management team have established 10b5-1 plans. The text of the press release is as follows:

Universal Technical Institute, Inc. Executives Establish 10b5-1 Trading Plans

New Trading Plans Allow Limited, Pre-determined Stock Trading

PHOENIX, June 1, 2004 – Universal Technical Institute, Inc. (NYSE: UTI), a leading provider of technical education training, announced today that, as previously described in the company’s registration statement filed in conjunction with its secondary offering completed in April 2004, several members of its executive management team have established plans authorizing the sale of company securities through approved, pre-determined stock trading plans. These plans comply with Rule 10b5-1 under the Securities Exchange Act of 1934 and will allow the executives to sell a limited portion of their UTI holdings from time to time.

The executives establishing 10b5-1 trading plans are: Robert Hartman, chairman of the board; Kimberly McWaters, president and chief executive officer; Jennifer Haslip, chief financial officer; Roger Speer, senior vice president of operations; and David Miller, senior vice president of admissions.

Under the terms of the plans, as articulated by each participant, a participant may sell between 13% to 18% of that individual’s holdings. The UTI executives, who did not sell shares in UTI’s public offerings, adopted the plans to gradually diversify their respective holdings and to minimize the market effect of such sales by spreading them over a more extended time period than is possible within the “trading window” period under the company’s stock trading policy for officers and directors.

“Certain members of management have adopted pre-arranged stock trading plans to sell a portion of their company stock over time as part of their individual long-term strategies for asset diversification and liquidity. These are programmed selling plans which will result in management retaining between approximately 80% to 85% of their current interest in UTI, reflecting our confidence in the prospects of the company,” said Robert Hartman, chairman of the board.

Rule 10b5-1 plans permit directors and corporate officers to adopt written, pre-arranged stock trading plans when they are not in possession of material nonpublic information. In addition to asset diversification, such plans aim to reduce market impact and alleviate concerns about whether the corporate officers were in possession of material, non-public information at the time of their sales.

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About Universal Technical Institute

Universal Technical Institute, Inc. is a leading provider of technical education training for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. The company offers undergraduate degree, diploma and certificate programs at eight campuses across the United States, and manufacturer-sponsored advanced programs at 22 dedicated training centers. Through its campus-based school system, Universal Technical Institute, Inc. offers specialized technical education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI). For more information, visit www.uticorp.com.

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For further information, please contact: Tina Miller-Steinke, Director - Corporate Communications of Universal Technical Institute, Inc., +1-623-445-9586, or cell, +1-623-523-3589; or Jill Fukuhara, Investor/Analyst Information, +1-310-407-6539, or Laurie Berman, General Information, +1-310-407-6546, both of Financial Relations Board, for Universal Technical Institute, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC.

Date:	June 1, 2004		/s/ Chad A. Freed

		Name:	Chad A. Freed
		Title:	Vice President and Corporate Counsel

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